UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 4, 2008

HealthSouth Corporation

(Exact name of Registrant as specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

One HealthSouth Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2008, HealthSouth Corporation (the “Company”) signed an agreement to adopt the HealthSouth Corporation Nonqualified 401(k) Plan (the “Plan”). The Plan is a nonqualified deferred compensation program sponsored by the Company to provide certain of its senior executives the opportunity to defer compensation into the Plan and to supplement their retirement savings. The objective and purpose of the Plan is to attract and retain competent officers and key executives by providing flexible compensation opportunities to them. The effective date of the Plan is March 1, 2008.

Through this Plan, the Company intends to permit the deferral of compensation and to provide additional benefits to a select group of management or highly compensated employees. Accordingly, it is intended that this Plan will not constitute a “qualified plan” subject to the limitations of section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), nor will it constitute a “funded plan” for purposes of such requirements. It is also intended that this Plan will be exempt from the participation and vesting requirements of Part 2 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the funding requirements of Part 3 of Title I of ERISA, and the fiduciary requirements of Part 4 of Title I of ERISA by reason of the exclusions afforded plans which are unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

Employees who hold the position of an executive officer, senior vice president, vice president, or director earning more than the compensation limit set forth in section 414(q) of the Code, or $105,000 for 2008, are eligible to participate in the Plan. Participants may defer up to 100% of their compensation to the Plan.

The Company will make an employer matching contribution to the Plan for each Plan participant. Such matching contribution will equal 50% of the first 6% of the participant’s compensation contributed to the Plan offset by any employer matching contribution made to the HealthSouth Corporation Retirement Investment Plan, the Company’s pre-existing qualified 401(k) plan, on behalf of such participant. In addition, the Company may elect to make discretionary contributions to the Plan at such time and in such amount as may be determined by the Compensation Committee of the Company’s board of directors.

Distributions from the Plan are governed by the Code and the Plan document.

Under the terms of the Plan, the Company may adopt one or more trusts to serve as a possible source of funds for the payment of benefits under this Plan. Any such trust will be unfunded within the meaning of ERISA and its assets will be subject to the claims of the Company’s general creditors.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
Name: John P. Whittington
Title: Executive Vice President, General Counsel and Corporate Secretary

Dated: February 6, 2008

EXHIBIT INDEX

Exhibit Number	Description
99	HealthSouth Corporation Nonqualified 401(k) Plan